Exhibit 99.1

Think Partnership Acquires Real Estate School Online Inc.
Accretive Merger Expected to Add Over $1.6 Million Annually to the Company’s Pre-Tax Income

NORTHBROOK, Ill. – July 18, 2005 – In a move that will make CGI Holding Corporation d/b/a Think Partnership Inc. (AMEX: THK; “Company”) a major player in the growing field of online education, the Company today announced that it has closed its acquisition of Real Estate School Online Inc. (“Real Estate School Online”).

Located in Miami, Fla., Real Estate School Online is a leading provider of online education products and services specializing in delivery of fully accredited real estate licensing and continuing education courses. Already an industry leader in Florida, Real Estate School Online has begun expanding its services to other states. Perry Johannesburg, the president of Real Estate School Online, will continue to serve in that capacity following the merger.

The Company has acquired all of the stock of Real Estate School Online in exchange for $2.2 million in cash and CGI common stock with an aggregate value of $2.2 million. Former shareholders of Real Estate School Online will also be entitled to a one-time cash payment of up to $500,000 if the pre-tax earnings of Real Estate School Online exceed specified targets during the first twelve full calendar quarters following the closing. The merger is expected to be immediately accretive to the earnings of Think Partnership.

Gerard M. Jacobs, the Company’s CEO, stated, “Real Estate School Online is a growing and highly profitable company with a very scalable business model.  While we plan to expand the Real Estate School Online services to other states, we expect Real Estate School Online to realize over $1.6 million of pre-tax income over the next twelve months without the benefit of our expansion plans or the leverage that the marketing power of other Think subsidiaries will provide. Perry Johannesburg is a very smart entrepreneur who is a great fit for our growing partnership.”

Scott Mitchell, the CEO of the Company’s Cherish subsidiary, added, “This merger is very much in line with Think Partnership’s strategy of bringing onboard companies that demonstrate consistent, strong performance and that offer unique approaches to online services. Perry Johannesburg’s vision and leadership will serve as great assets to the parent company and help assure continued growth and profitability.”

“Real Estate School Online has experienced tremendous growth of late and will one day have a national presence,” said Perry Johannesburg, president of Real Estate School Online. “Realizing synergies with the many Think Partnership companies will position us well to make that reality happen sooner than if we were going it alone. We fielded purchase offers from many suitors, but in the end Think Partnership was the best fit in terms of scope, expertise and complementary services.”

The Company has begun doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. later in 2005. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has nine subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start to finish web design, custom web based applications, database systems, managed and shared hosting solutions, e-commerce, and high-speed business Internet access (see www.ozline.net); KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, NJ, a leading provider of affiliate marketing services that connects website publishers with online advertisers (see www.PrimaryAds.com); and Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.RealEstateSchoolOnline.com). The Company has also entered into an agreement to merge with privately-held Meandaur, Inc. d/b/a Proceed Interactive, a full service marketing and communications agency with a core competency in search marketing, which has offices in Chicago, Ill., Dallas, Texas and Los Angeles, Calif. (see www.proceedinteractive.com); and has signed letters of intent to acquire: Vintacom Media Group Inc., Edmonton, Alberta Canada, a leading online dating company (see www.Vintacom.com); and Morex Marketing Group LLC, a New York-based limited liability company and parent company of Internet Web site www.babytobee.com.

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended March 31, 2005 under the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

WordSmith Communications (for CGI Holding Corporation)

Glenna Musante, 800-849-2118 ext. 126

gmusante@marketsmart.net